SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2025

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company re-convened a special meeting of stockholders on January 22, 2025 (originally convened on September 17, 2024). The Company received proxies totaling 1,675,334 of its 5,013,700 issued and outstanding shares of common stock as of the record date of July 22, 2024, representing 33.4% of the outstanding shares of common stock entitled to vote. The stockholders voted on the following proposals and the results of the voting are presented below.

Approval of the May 2024 Warrant Exercise Proposal

Our stockholders approved a proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to 1,605,688 shares of our common stock upon exercise of a common stock purchase warrant issued to an institutional investor in connect with the private placement offering which occurred on May 16, 2024. There were no broker non-votes on this item.

For	Against	Abstain
1,294,141	287,649	93,544

Approval of the July 2024 Warrant Exercise Proposal

Our stockholders approved a proposal to approve, pursuant to Nasdaq listing rules, the issuance of up to 2,170,000 shares of our common stock upon exercise of a common stock purchase warrant issued to an institutional investor in connect with the private placement offering which occurred on July 11, 2024. There were no broker non-votes on this item.

For	Against	Abstain
1,306,150	275,705	93,479

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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